UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2021

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-39780	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone number, including area

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02         Termination of a Material Definitive Agreement.

As previously reported, on August 16, 2021, Cyclo Therapeutics, Inc. (the “Company”)  entered into an Equity Distribution Agreement with Oppenheimer & Co. Inc. (“Oppenheimer”) for the sale of up to an aggregate of $20,000,000 of its common stock in sales deemed to be made in “at-the-market” offerings, as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Equity Distribution Agreement”) and filed a prospectus supplement pursuant to which the Company may offer and sell, from time to time, shares of its common stock having an aggregate offering price of up to $20,000,000 under the Equity Distribution Agreement (the “ATM Offering”).

As of the date of this Current Report on Form 8-K (i) the Company had not sold any shares of its common stock pursuant to the Equity Distribution Agreement, and (ii) the Equity Distribution Agreement and the ATM Offering have been terminated. The Company is not subject to any termination penalties related to the termination of the Equity Distribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc. Date: November 16, 2021 By: /s/ N. Scott Fine N. Scott Fine Chief Executive Officer